UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

LAKEWOOD-AMEDEX BIOTHERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43239	20-5274304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8031 Cooper Creek Blvd., Unit 103, University Park, Florida 34201

(Address of principal executive offices) (Zip Code)

(941) 225-2515

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LABT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2026, Lakewood-Amedex Biotherapeutics Inc. (the “Company”) entered into a Share Redemption Agreement, dated as of November 2, 2026 (the “Redemption Agreement”) with Shakawe Capital LLC (the “Holder”), the holder of all of the outstanding shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”).

Under the Redemption Agreement, the Company agreed to redeem all 127,097 outstanding shares of Series C Preferred Stock for an aggregate redemption price of $1,270,970, equal to the face value of $10.00 per share, payable in cash from the Company’s available funds. From the date of the Redemption Agreement until closing, the Holder agreed not to convert, sell, transfer or otherwise dispose of any shares of Series C Preferred Stock. The Redemption Agreement provided that, unless the parties agreed otherwise in writing, it would be void if the Holder did not receive the redemption price in full by the end of the day on November 4, 2026.

The Redemption Agreement contains customary representations and warranties, a mutual release of claims relating to the Series C Preferred Stock and the related transaction documents, subject to certain exceptions, and indemnification obligations of the Company in favor of the Holder.

The redemption closed on November 4, 2026, upon payment of the redemption price in full and cancellation of the redeemed shares, in accordance with the Redemption Agreement. Following the redemption, the shares were returned to the treasury and no shares of Series C Preferred Stock remain outstanding.

The foregoing description of the Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Redemption Agreement, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

Item 7.01 Regulation FD Disclosure.

On November 5, 2026, the Company issued a press release announcing the completion of the redemption. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Lakewood-Amedex Biotherapeutics Inc., dated November 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKEWOOD-AMEDEX BIOTHERAPEUTICS INC.

Date: November 10, 2026	By:	/s/ Kelvin Cooper
	Name:	Kelvin Cooper
	Title:	Chief Executive Officer

2